UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2013

EnergySolutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33830 (Commission File Number)	51-0653027 (I.R.S. Employer Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

(801) 649-2000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 24, 2013, Rockwell Holdco, Inc., a Delaware corporation (“Parent”), which was formed by Energy Capital Partners II, LP and its parallel funds, completed its previously announced acquisition of EnergySolutions, Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 7, 2013, as amended on April 5, 2013, by and among Parent, the Company, and Rockwell Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company (the “Company Common Stock”), par value $0.01 per share (other than shares of Company Common Stock held in the treasury of the Company or owned by Parent, affiliates of Parent, Merger Sub, a subsidiary of the Company or by stockholders who have validly exercised and perfected their appraisal rights under Delaware law), was converted into the right to receive $4.15 in cash, without interest and subject to any required withholding of taxes (the “Merger Consideration”). As a result of the Merger, the Company became a wholly owned subsidiary of Parent, with Parent owning all of the Company Common Stock.

The foregoing description of the Merger, the Merger Agreement and the rights of holders of the Company Common Stock is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 8, 2013 and which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2013, in connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that trading in the Company Common Stock should be suspended and the listing of the Company Common Stock on the NYSE should be removed. The Company requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company intends to file with the SEC a Form 15 to terminate the registration of the Company Common Stock under Section 12 of the Exchange Act and notify the SEC of the suspension of the Company’s reporting obligations with respect to the Company Common Stock under Section 13(a) of the Exchange Act.  The Company will continue to have reporting obligations with respect to the Company’s 10.75% Senior Notes Due 2018.

Item 3.03 Material Modification to Rights of Security Holders.

At the Effective Time, pursuant to the Merger Agreement, the Company’s  Certificate of Incorporation was amended and restated to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that the name of the company set forth therein is “EnergySolutions, Inc.” (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation reflects, among other things, changes to the authorized common stock of the Company.

Also, pursuant to the Merger Agreement, at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company, as the surviving corporation in the Merger, except that the name of the company set forth therein is “EnergySolutions, Inc.” (the “Amended and Restated Bylaws”).

The foregoing descriptions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are not complete and are subject to and qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

A change of control of the Company occurred on May 24, 2013 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. As a result of the Merger, the Company became a wholly owned subsidiary of Parent, with Parent owning all of the Company Common Stock.

Parent paid a total of approximately $396 million in cash to the Company’s stockholders in connection with the Merger.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with David J. Lockwood

On May 24, 2013, the Company entered into an employment agreement with David J. Lockwood, which provides that Mr. Lockwood will continue to serve as the Company’s Chief Executive Officer. The employment agreement replaces and supersedes all prior agreements between the Company and Mr. Lockwood related to his employment, including his offer letter, severance agreement, phantom performance share unit agreement, and restricted stock agreement, each entered into in June 2012, and his retention award agreement, entered into in January 2013.

Cash Payments. Under the employment agreement, Mr. Lockwood is entitled to an annual base salary of $600,000 and to a cash bonus for each fiscal year, commencing with fiscal year 2014, with a target amount equal to 100% of his annual base salary. In connection with the closing of the Merger to settle existing obligations owed to Mr. Lockwood and in connection with the execution of the employment agreement, Mr. Lockwood received a cash payment equal to $16,819,184. Subject to certain vesting conditions and Mr. Lockwood’s compliance with certain noncompetition and nonsolicitation covenants, upon his termination of employment, Mr. Lockwood will be entitled to receive a cash payment equal to the amount that results in Mr. Lockwood receiving $3,169,343, after payment of income taxes on such payment.

Option Award. In connection with the execution of the employment agreement, Parent granted Mr. Lockwood a non-qualified stock option to purchase 7,894 shares of Parent common stock. Under the terms of the employment agreement, Mr. Lockwood is also entitled to receive additional stock options in the event that certain stockholders purchase additional shares of Parent common stock prior to November 24, 2013. Each option will vest and become exercisable in five equal annual installments, subject to full or partial acceleration in the event of a change in control of Parent or upon a termination of Mr. Lockwood’s employment by the Company without “cause” or by Mr. Lockwood for “good reason.” Each option will be subject to forfeiture and/or repayment in the event Mr. Lockwood breaches his noncompetition covenant.

Investment in Parent. In connection with the execution of the employment agreement, Mr. Lockwood entered into an agreement to purchase a number of shares of Parent common stock worth $5,000,000.

Stock Option Plan of Rockwell Holdco, Inc.

On May 22, 2013, the board of directors and stockholders of Parent approved the Stock Option Plan of Rockwell Holdco, Inc. (the “Plan”), pursuant to which stock options may be granted to the employees, consultants, non-employee directors of Parent or its subsidiaries. Under the Plan, 36,087 shares of Parent common stock have been reserved for issuance under the Plan. Any option granted under the Plan will be subject to terms and conditions contained in a written stock option agreement, and any shares of Parent common stock received upon exercise of an option under the Plan will be subject to Parent’s Stockholders Agreement. Prior to an initial public offering, the board of directors of Parent will administer the Plan and may amend, suspend or terminate the Plan at any time or from time to time, subject in certain cases to stockholder approval.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

The Company issued a press release on May 24, 2013 announcing the consummation of the merger and its notifying the NYSE of the Company’s intent to withdraw the Company Common Stock from listing on the NYSE.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
3.1	Amended and Restated Certificate of Incorporation of the Company, dated May 24, 2013
3.2	Amended and Restated Bylaws of the Company, dated May 24, 2013
99.1	Press Release, dated May 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGYSOLUTIONS, INC.

	By:	/s/ Russ Workman
	Name:	Russ Workman
	Title:	General Counsel

Date: May 24, 2013